Exhibit 99.1

Press Release

MagnaChip Reports Second Quarter 2016 Financial Results

— Revenue Exceeds Expectations as Business Turnaround Gains Momentum —

SEOUL, South Korea and SAN JOSE, Calif., August 3, 2016 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced financial results for the second quarter ended June 30, 2016.

Revenue for the second quarter of 2016 was $167.1 million, an increase of 12.8% compared to $148.1 million for the first quarter of 2016, and up 3.1% compared to $162.0 million for the second quarter of 2015. The double-digit increase in sequential revenue growth was better than expected and reflected healthy demand for the Company’s Display and Power products and Foundry services. The robust growth in revenue in the second quarter also was notable, in part, because it was achieved without the benefit of approximately $9 million in revenue that was recorded in the first quarter from an underutilized 6” fab that was closed at the end of February.

Foundry Services revenue in the second quarter of 2016 was $62.3 million, a sequential increase of 3.9%, and Standard Products Group revenue was $104.6 million, a sequential increase of 18.9% and the highest since 2012. Foundry demand continued its gradual recovery driven by new key global IC customers. AMOLED display driver IC revenue surged 73%, quarter-over-quarter, reflecting continued strong demand, primarily from smartphone makers in China. Display products for UHD televisions also showed gains in the quarter, while Power products held steady.

Gross profit was $36.7 million, or 22.0% as a percent of revenue for the second quarter of 2016. This compared with gross profit of $34.2 million, or 23.1%, for the first quarter of 2016 and $35.3 million, or 21.8%, for the second quarter of 2015. Foundry gross profit was 22.8% and Standard Products Group gross profit was 21.4% in the second quarter of 2016.

Net loss, on a GAAP basis, for the second quarter of 2016 totaled $17.8 million or $0.51 per basic share, as compared to net income of $8.1 million or $0.23 per basic and diluted share for the first quarter of 2016 and a net loss of $30.6 million or $0.90 per basic share for the second quarter of 2015. The net loss in the second quarter of 2016 included a one-time extraordinary charge of approximately $5 million. This amount included a previously announced one-time charge of approximately $4 million related to termination benefits payable under a voluntary resignation program for employees who left the company when an underutilized 6” fab was closed at the end of February. The remainder of the one-time charge pertains to transition costs related to employees who had worked in our 6” fab.

“Our revenue in the second quarter exceeded expectations and was at the highest level since the fourth quarter of 2014,” said YJ Kim, Chief Executive Officer of MagnaChip. “Customer demand was strong, especially for AMOLED display driver ICs, as well as for our specialized foundry services.” Mr. Kim added, “Our results in the second quarter reflect the success of our strategy over the last two years to streamline the organization, expand our customer base, improve product execution, and leverage our strong position as a leading supplier of analog and mixed signal products and services.”

Chief Financial Officer Jonathan Kim said, “We continued to exercise discipline in managing the balance sheet and preserving our cash in the second quarter, and we maintained tight control over spending while still supporting the strong growth in the business.” Mr. Kim added, “As always, we continue to focus on opportunities to improve cash flow and explore ways to reduce spending.”

Adjusted Net Loss, a non-GAAP financial measure, for the second quarter of 2016 totaled $1.9 million or $0.05 per basic share, compared to Adjusted Net Loss of $2.8 million or $0.08 per basic share in the first quarter of 2016, and compared to Adjusted Net Loss of $11.1 million or $0.32 per basic share in the second quarter of 2015.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting MagnaChip’s business and operations. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Cash and cash equivalents totaled $83.9 million at the end of the second quarter, essentially flat compared with the first quarter when taking into account the one-time effects in the second quarter of a $10 million product pre-payment from a key foundry customer.

The following table sets forth information relating to our operating segments:

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net Sales
Foundry Services Group	$62,310	$78,962	$122,289	$153,482
Standard Products Group
Display Solutions	74,406	48,918	132,465	105,271
Power Solutions	30,213	33,995	60,131	67,832
Total Standard Products Group	104,619	82,913	192,596	173,103
All other	177	140	326	315
Total net sales	$167,106	$162,015	$315,211	$326,900

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015
	Amount	% of Net Sales	Amount	% of Net Sales
Gross Profit
Foundry Services Group	$14,187	22.8%	$17,183	21.8%
Standard Products Group	22,385	21.4	17,963	21.7
All other	177	100.0	140	100.0
Total gross profit	$36,749	22.0%	$35,286	21.8%

	Six Months Ended June 30, 2016		Six Months Ended June 30, 2015
	Amount	% of Net Sales	Amount	% of Net Sales
Gross Profit
Foundry Services Group	$28,480	23.3%	$32,560	21.2%
Standard Products Group	43,145	22.4	37,388	21.6
All other	(627)	(192.3)	315	100.0
Total gross profit	$70,998	22.5%	$70,263	21.5%

Second Quarter and Recent Company Highlights

•	Total AMOLED display driver sales grew 73% in Q2 2016 as compared to Q1 2016

•	8” foundry revenue grew 22% in Q2 2016 as compared to Q1 2016, driven in large part by new key global fabless customers

•	Announced the Company’s Annual U.S. Foundry Technology Symposium in Hsinchu, Taiwan on September 27, 2016

Business Outlook

For the third quarter of 2016, MagnaChip anticipates:

•	Revenue will be in the range of $180 million to $185 million, a sequential increase of 8% to 11%, reflecting continued demand for products and services in the Standard Products Group and the Foundry Services Group.

•	Gross profit to be in the range of 21% to 24% as a percent of revenue.

Conference Call

MagnaChip will hold a conference call at 5 p.m. EDT today (August 3, 2016) to discuss the second quarter financial results. The conference call will be webcast live and is also available by dialing 1-866-776-2061 in the U.S. or 1-706-679-0298 for all other locations. The conference ID number is 51291099 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. EDT start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com. A replay of the conference call will be available the same day and will run for 72 hours. The replay access numbers are 1-855-859-2056 or 1-404-537-3406. The access code is 51291099.

About MagnaChip Semiconductor Corporation

MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer, communication, industrial and computing applications. The Company’s Standard Products Group and Foundry Services Group provide a broad range of standard products and manufacturing services to customers worldwide. MagnaChip, with a 30-year operating history, owns a portfolio of more than 3,500 registered and pending patents, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our future operating and financial performance, including third quarter 2016 revenue and gross profit expectations. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 22, 2016 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Bruce Entin Investor Relations Tel. +1-408-625-1262 Investor.relations@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

# # #

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Net sales	$167,106	$148,105	$162,015
Cost of sales	130,357	113,856	126,729
Gross profit	36,749	34,249	35,286
Gross profit %	22.0%	23.1%	21.8%
Operating expenses
Selling, general and administrative expenses	25,948	19,952	28,588
Research and development expenses	18,178	17,815	21,931
Restructuring gain	—	(7,785)	—
Total operating expenses	44,126	29,982	50,519
Operating income (loss)	(7,377)	4,267	(15,233)
Interest expense	(4,073)	(4,057)	(3,987)
Foreign currency gain (loss), net	(7,101)	8,195	(12,296)
Other income, net	1,007	535	288
Income (loss) before income tax expenses (benefits)	(17,544)	8,940	(31,228)
Income tax expenses (benefits)	272	815	(602)
Net income (loss)	$(17,816)	$8,125	$(30,626)
Earnings (loss) per common share :
- Basic	$(0.51)	$0.23	$(0.90)
- Diluted	$(0.51)	$0.23	$(0.90)
Weighted average number of shares - Basic	34,716,081	34,698,904	34,092,402
Weighted average number of shares - Diluted	34,716,081	34,918,568	34,092,402

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	June 30, 2016	Mar 31, 2016	June 30, 2015
Net income (loss)	$(17,816)	$8,125	$(30,626)
Adjustments:
Interest expense, net	4,001	3,999	3,933
Income tax expenses (benefits)	272	815	(602)
Depreciation and amortization	6,228	6,024	6,797
EBITDA	$(7,315)	$18,963	$(20,498)
Restructuring and other (gain), net	5,545	(6,832)	—
Equity-based compensation expense	968	536	1,792
Foreign currency loss (gain), net	7,101	(8,195)	12,296
Derivative valuation loss (gain), net	8	(42)	306
Restatement related expenses	2,306	3,592	5,168
Adjusted EBITDA	$8,613	$8,022	$(936)
Net income (loss)	$(17,816)	$8,125	$(30,626)
Adjustments:
Restructuring and other (gain), net	5,545	(6,832)	—
Equity-based compensation expense	968	536	1,792
Foreign currency loss (gain), net	7,101	(8,195)	12,296
Derivative valuation loss (gain), net	8	(42)	306
Restatement related expenses	2,306	3,592	5,168
Adjusted net loss	$(1,888)	$(2,816)	$(11,064)
Adjusted net loss per common share:
- Basic / Diluted	$(0.05)	$(0.08)	$(0.32)
Weighted average number of shares – Basic / Diluted	34,716,081	34,698,904	34,092,402

We present Adjusted EBITDA and Adjusted Net Income (loss) as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) restructuring and other (gain), net, (ii) equity-based compensation expense, (iii) foreign currency loss (gain), net, (iv) derivative valuation loss (gain), net and (v) restatement related expenses. EBITDA for the periods indicated is defined as net income (loss) before interest expense, net, income tax expenses (benefits) and depreciation and amortization. We prepare Adjusted Net Income (loss) by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income (loss) is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income (loss) for the periods as net income (loss), adjusted to exclude (i) restructuring and other (gain), net, (ii) equity-based compensation expense, (iii) foreign currency loss (gain), net, (iv) derivative valuation loss (gain), net, and (v) restatement related expenses.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$83,914	$90,882
Restricted cash	29,600	—
Accounts receivable, net	54,702	63,498
Inventories, net	70,439	57,619
Other receivables	6,025	31,932
Prepaid expenses	10,241	7,075
Hedge collateral	—	6,000
Other current assets	2,942	3,228
Total current assets	257,863	260,234
Property, plant and equipment, net	184,665	191,985
Intangible assets, net	2,897	2,629
Long-term prepaid expenses	13,421	12,117
Deferred income tax assets	245	238
Other non-current assets	6,570	6,897
Total assets	$465,661	$474,100
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$64,243	$55,476
Other accounts payable	8,836	10,961
Accrued expenses	80,062	76,721
Deferred revenue	11,310	10,060
Deposits received	—	8,165
Other current liabilities	4,741	5,128
Total current liabilities	169,192	166,511
Long-term borrowings, net	220,722	220,375
Accrued severance benefits, net	131,841	134,148
Other non-current liabilities	14,235	15,396
Total liabilities	535,990	536,430
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 41,310,519 shares issued and 34,731,754 outstanding at June 30 2016, and 41,147,707 shares issued and 34,568,942 outstanding at December 31, 2015	412	411
Additional paid-in capital	126,121	124,618
Accumulated deficit	(105,901)	(96,210)
Treasury stock, 6,578,765 shares at June 30, 2016 and December 31,2015	(90,918)	(90,918)
Accumulated other comprehensive loss	(43)	(231)
Total stockholders’ deficit	(70,329)	(62,330)
Total liabilities and stockholders’ equity	$465,661	$474,100

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2016	June 30, 2016	June 30, 2015
Cash flows from operating activities
Net loss	$(17,816)	$(9,691)	$(50,655)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	6,228	12,252	13,667
Provision for severance benefits	4,056	9,827	11,877
Amortization of debt issuance costs and original issue discount	174	347	324
Loss (gain) on foreign currency, net	7,717	(1,140)	17,146
Restructuring gain	—	(7,785)	—
Stock-based compensation	968	1,504	1,977
Other	174	164	1,544
Changes in operating assets and liabilities
Accounts receivable, net	789	8,505	3,145
Inventories, net	0	(11,946)	1,623
Other receivables	(3,309)	(3,635)	5,523
Other current assets	3,707	2,123	2,235
Deferred tax assets	12	37	339
Accounts payable	2,859	7,779	(12,431)
Other accounts payable	(1,408)	(5,156)	(5,550)
Accrued expenses	5,642	1,913	(10,710)
Other current liabilities	(2,192)	(1,364)	(699)
Deferred revenue	11,254	1,477	(1,359)
Other non-current liabilities	(336)	(661)	(1,084)
Payment of severance benefits	(9,004)	(13,102)	(4,231)
Other	(23)	(137)	(147)
Net cash provided by (used in) operating activities	9,492	(8,689)	(27,466)
Cash flows from investing activities
Proceeds from settlement of hedge collateral	1,924	5,917	—
Payment of hedge collateral	—	—	(6,555)
Purchase of plant, property and equipment	(1,546)	(5,834)	(1,964)
Payment for intellectual property registration	(241)	(478)	(263)
Collection of guarantee deposits	9	383	—
Payment of guarantee deposits	3	(11)	(642)
Other	1	11	237
Net cash provided by (used in) investing activities	150	(12)	(9,187)
Cash flows from financing activities
Proceeds from issuance of common stock	—	—	1,208
Net cash provided by financing activities	—	—	1,208
Effect of exchange rates on cash and cash equivalents	745	1,733	5,683
Net increase (decrease) in cash and cash equivalents	10,387	(6,968)	(29,762)
Cash and cash equivalents
Beginning of the period	73,527	90,882	102,434
End of the period	$83,914	$83,914	$72,672